                                                                      Exhibit 21



                      LIST OF DORAL FINANCIAL CORPORATION
                                  SUBSIDIARIES



                                                     Jurisdiction of
Name of Subsidiary                                   Incorporation
------------------                                   ---------------

Doral Mortgage Corporation                            Puerto Rico
Doral Securities, Inc.                                Puerto Rico
Doral Bank                                            Puerto Rico
Centro Hipotecario, Inc.                              Puerto Rico
Doral Money, Inc.                                     Delaware